Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Trinity Place Holdings Inc. (the “Company”) on Form 10-Q for the thirteen and twenty-six week period ended August 29, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew Messinger, President and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew Messinger
Matthew Messinger
President and Chief Executive Officer
Trinity Place Holdings Inc.
October 8, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of this report or as a separate disclosure document.